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                                                                   Exhibit 23(B)
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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Iroquois Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-36828, on Form S-8 of Iroquois Bancorp, Inc. of our report dated March 10, 1999 relating to the statement of net assets available for benefits, with fund information of the Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1998 and the related statement of changes in net assets available for benefits, with fund information for the year ended December 31, 1998 and related schedules as of and for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Iroquois Bancorp, Inc.



     /s/The Fagliarone Group, P.C.
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The Fagliarone Group, P.C.

Syracuse, New York
March 22, 1999